Exhibit 99.1

Arcadia Biosciences, a Leader in Advanced

Agricultural Breeding and Gene Optimization,

Announces New Business Unit Dedicated to Cannabis

Arcadia Specialty Genomics to bring standardization and optimization to America’s cannabis crop with a focus on improved plant quality, resiliency and yield.

DAVIS, Calif. (February 28, 2019) – Arcadia Biosciences, Inc. (RKDA), an agricultural food ingredient company and proven leader in leveraging advanced, proprietary breeding techniques to improve the quality and nutritional content of wheat and soybeans, today announced the company will apply its expertise to a new crop: cannabis. With the establishment of Arcadia Specialty Genomics™, the company is dedicating a first-of-its-kind strategic business unit to the optimization and standardization of cannabis plant content, quality, climate resiliency and yield. Arcadia Specialty Genomics intends to conduct its business only in federal and state markets in which its activities are legal.

With a fifteen-year track record of agricultural innovation, Arcadia Biosciences has brought new and beneficial crop traits to market through its advanced, proprietary approach to plant breeding and gene editing. With products such as GoodWheat™ flour and SONOVA® GLA safflower, the company is an industry leader in the development of high-value food ingredients and nutritional oils that meet consumer demands and improve crop outcomes for farmers. Now, the company will apply its expertise to the burgeoning cannabis industry, with an initial focus on the hemp market. Chief Financial Officer Matt Plavan has been appointed president of Arcadia Specialty Genomics.

“Within the rapidly growing legal cannabis industry, we see enormous opportunity in – and demand for –

improved plant quality, productivity, consistency and resilience, said Raj Ketkar, president and CEO of Arcadia Biosciences. “With this new operating unit, Arcadia Specialty Genomics, we are uniquely qualified as a proven crop improvement company equipped to address the legacy challenges facing a plant that until recently was largely grown unlawfully.” Ketkar added, “I can think of no one better than Matt Plavan, an industry veteran with a track record of leading transformational market pivots, to lead our new strategic business unit.”

The recent passage of the U.S. Agriculture Improvement Act of 2018 – also known as the Farm Bill – confirmed the federal legalization of hemp, the term given to non-psychoactive cannabis containing less than 0.3% tetrahydrocannabinol (THC). It also included provisions for legalizing on a federal level hemp’s cultivation, transport and sale for the first time in more than 75 years. Hemp, previously considered a Schedule 1 drug and banned as an agricultural crop, lacks substantive plant biology research and suffers from suboptimal genetics, highly fragmented germplasm and rampant inconsistencies.

According to Plavan, hemp’s newly legal status creates significant market opportunities for a company known for its agronomic excellence. “As we’ve evolved from an agricultural trait provider to a functional ingredient seller, we’ve developed capabilities and partnerships which will drive innovation and growth in hemp-derived oils such as CBD and other functional plant properties. As with our wheat and soybean products, we will create hemp-based solutions that allow farmers to be more productive and enable consumer packaged goods companies to differentiate their brands in the marketplace.”

The Hemp Business Journal estimates that the hemp CBD market totaled $190 million in 2018 – an astounding rate of growth for a category that didn’t exist five years ago. By 2022, the Brightfield Group, a cannabis and CBD market research firm, projects sales to reach $22 billion.

Arcadia Specialty Genomics will develop novel cannabis varieties possessing productivity,

pest resistance and crop quality traits for license to cultivators, and for products serving the nutraceutical and food industries. These developments are made possible through a proprietary approach combining conventional breeding, Arcadia’s advanced screening and breeding technology known as TILLING and gene editing. Through this process, plant populations carrying desirable, high-value genetic characteristics are identified, isolated and bred to reproduce. Arcadia Biosciences is a recognized leader bringing deep experience and established capabilities in this kind of crop innovation and optimization, delivering proven results safflower, wheat and durum such as:

•	A 100 percent increase in the production of Omega-6 GLA for safflower.
•	Two to six times more fiber than standard wheat and durum with its proprietary GoodWheat™ flour.
•	A 65 percent reduction in allergenic gluten content in in its GoodWheat™ flour.
•	30 percent more lysine, an essential amino acid, in GoodWheat™ as compared to standard wheat.

“Our ability to bring innovative traits to the market for some of the most complex plant genomes is unparalleled, and we’re excited to turn our attention and expertise to the critical needs facing the rapidly evolving cannabis industry,” said Plavan, “Our near-term focus will be acquiring federal and state licensure in key geographies to launch our research and pilot programs, for which we expect to begin operations in early 2019. In parallel, we are evaluating key partnerships to extend our capabilities vertically, maximize shareholder value and establish Arcadia Specialty Genomics as the leading science-driven company and genetics innovator for cannabis.”

About Arcadia Specialty Genomics

Arcadia Specialty Genomics is a strategic business unit of Arcadia Biosciences, Inc. leveraging the market-leading capabilities of its parent company to deliver crop innovation into developing proprietary, industry-leading cannabis germplasm. Focused on productivity, pest resistance and favored quality traits, Arcadia Specialty Genomics’ innovations serve the state and federally-legal nutraceutical, food and industrial markets. For more information, visit  http://arcadiaspecialtygenomics.com

About Arcadia Biosciences, Inc.

Arcadia Biosciences, Inc. (Nasdaq: RKDA) develops and markets high-value food ingredients and nutritional oils that help meet consumer demand for a healthier diet. Arcadia’s GoodWheat™ branded ingredients deliver health benefits to consumers and enable consumer packaged goods companies to differentiate their brands in the marketplace. The company’s agricultural traits are being developed to enable farmers around the world to be more productive and minimize the environmental impact of agriculture. For more information, visit www.arcadiabio.com.

Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: Arcadia Specialty Genomics’ expectations about the cannabis industry and potential demand for our products; the uncertainty of the laws and regulations relating to cannabis and products derived therefrom; the inherent uncertainty associated with the development of new projects; our ability to obtain proper licenses and successfully complete research programs related to cannabis; the acceptance of our products in the market place; the impact of competitive products and pricing;  risks related to costs, delays and uncertainties associated with potential future scientific research, product development, clinical trials and the regulatory approval process; our partners’ and affiliates’ ability to develop commercial products incorporating cannabis related traits, and complete the regulatory review process for such products; our compliance with laws and regulations that impact our business, and changes to such laws and regulations; our future capital requirements and ability to satisfy our capital needs; our ability to develop, enforce and defend our intellectual property rights; and the other risks set forth in our filings with the Securities and Exchange Commission from time to time, including the risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2017 and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. disclaims any obligation to update these forward-looking statements.

Press Contacts:
Arcadia Specialty Genomics
Lisa Weser

+1-314-625-4633
pr@arcadiabio.com

Arcadia Biosciences

Jeff Bergau

+1-312-217-0419

pr@arcadiabio.com

Twitter: @ArcadiaAg on Twitter
LinkedIn: Arcadia Biosciences

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